SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2008

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1115 Broadway, 12th Floor New York, NY 10010
(Address of principal executive offices)

Registrant's telephone number, including area code:	(212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On February 28 and March 17, 2008, Skins, Inc. (the “Company”) issued two Secured Promissory Notes (the “Notes”) to two lenders (the “Lenders”) in the principal amount of $15,000 and $250,000, respectively, for a total financing of $265,000 (the “Loan”). The Notes bear interest at the rate of 5% per annum compounded annually and is secured by the grant of a security interest by the Company to the Lenders in all of its intellectual property rights, patents, copyrights, trademarks which the Company now has or acquires and all proceeds and products thereof. The Company agreed to repay the Notes upon the Company’s completion of a financing, and in no event later than six months from the Notes’ date of issuance. Pursuant to the Notes, and in consideration of entering into the Notes, the Lenders will receive 32,609 and 568,182 shares of the Company’s common stock, respectively, for a total of 600,791 shares (the “Shares”). In addition, the Lenders received piggy-back registration rights with respect to the Shares. One of the Lenders is Deborah Gargiulo, the Chief Financial Officer of the Company, who entered into the $15,000 Note. A form of the Notes is filed with this Current Report as Exhibit 10.2. THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD AS DESCRIBED ABOVE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information called for by this item is contained in the second paragraph of Item 1.01, above, which is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.2	Form of Skins Inc. Secured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2008	SKINS INC.

/s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.2	Form of Skins Inc. Secured Promissory Note